MARQETA REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 29%
and Gross Profit growth of 7% in the third quarter of 2026.
OAKLAND, Calif. – November 3, 2026 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the third quarter ended September 30, 2026.

The Company reported Total Processing Volume (TPV) of $126 billion, representing a year-over-year increase of 29%. Marqeta reported Net Revenue of $176 million and Gross Profit of $122 million, growing 8% and 7% year-over-year, respectively. GAAP Net Income for the quarter was $115 million, which includes a $107 million discrete non-cash income tax benefit from the release of valuation allowances on certain deferred tax assets. Adjusted EBITDA was $39 million, growing 28% year-over-year.
“Our third quarter results demonstrate the durable, differentiated business Marqeta is building, as well as our focus on enhancing the platform that customers trust to build and scale their payment programs,” said Mike Milotich, CEO of Marqeta. “TPV surpassed a $500 billion annualized run rate for the first time, Adjusted EBITDA margin set a new high-water mark, and we delivered our third consecutive quarter of GAAP profitability. From Square's credit card on the American Express Network to Google Wallet for kids, the programs we are launching show how the range, flexibility, and scale of our platform are helping leading companies deliver innovative payment experiences.”
Marqeta has been at the forefront of modern issuer processing for over a decade, enabling growth and innovation for customers across diverse use cases and geographies. Marqeta highlighted several recent updates that demonstrate its current business momentum, including:
•Marqeta now enables the Square Credit Card on the American Express Network, extending a relationship that already includes Square's debit card program. Marqeta's portfolio migration capabilities allowed Square to move existing accounts and card credentials onto Marqeta's platform without disruption to the cardholder experience, giving Square a single platform on which to build and iterate card products for sellers. This program is Marqeta's first on the American Express Network.
•Marqeta expanded its longstanding collaboration with Google to provide a new offering in Google Wallet for kids. Marqeta's tokenization and spend control capabilities enable a safer, digital-first way for kids and teens to receive and spend money without a traditional bank account, with parents able to set daily spending limits, monitor activity, and lock or unlock the balance.
•Marqeta enabled Satispay, a leading payments company in Italy with more than 6.5 million users and 450,000 merchants, to launch its consumer debit card program, allowing users to pay with Satispay anywhere in the world, in-store and online.
•Marqeta is partnering with Coinbase to give its enterprise customers a single platform for payment offerings across fiat and digital asset markets, expanding a relationship in which Marqeta already issues Coinbase’s crypto-backed cards. Coinbase’s infrastructure and global reach strengthen Marqeta’s ecosystem of stablecoin infrastructure partners, which also includes zerohash and BVNK. These partnerships give customers a comprehensive solution for launching multinational, stablecoin-backed cards that connect directly to existing card rails, so stablecoins can be used anywhere a card is accepted.

Operating Highlights

In thousands, except percentages and per share data, unless otherwise noted. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2026	2025		2026	2025
Financial metrics:
Net Revenue	$176,179	$163,306	8%	$517,972	$452,771	14%
Gross Profit	$122,100	$114,557	7%	$361,565	$317,297	14%
Gross Margin	69%	70%	(1) ppt	70%	70%	—
Total Operating Expenses	$115,825	$124,927	(7%)	$349,560	$355,433	(2%)
Net Income (Loss)	$115,442	$(3,624)	nm	$130,843	$(12,531)	nm
Net Income (Loss) Margin	66%	(2%)	68 ppts	25%	(3%)	28 ppts
Net Income (Loss) Per Share - Basic [3]	$1.11	$(0.03)	nm	$1.24	$(0.11)	nm
Net Income (Loss) Per Share - Diluted [3]	$1.09	$(0.03)	nm	$1.22	$(0.11)	nm
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$126,493	$97,962	29%	$359,276	$273,819	31%
Adjusted EBITDA [2]	$38,772	$30,312	28%	$109,531	$78,900	39%
Adjusted EBITDA Margin [2]	22%	19%	3 ppts	21%	17%	4 ppts
Adjusted Operating Expenses [2]	$83,328	$84,245	(1%)	$252,034	$238,397	6%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted operating expenses and the reconciliations of the net income (loss) to Adjusted EBITDA, and of the total operating expenses to Adjusted operating expenses.
3 Reflects the one-for-four reverse stock split that became effective on June 30, 2026. All historical share and per-share amounts have been retroactively adjusted to reflect the reverse stock split. As a result, weighted-average shares outstanding decreased by a factor of four, and net income (loss) per share increased by a factor of four for all prior periods presented.

nm - Not meaningful
ppt(s) = percentage point(s)
Third Quarter 2026 Financial Results:
Total Processing Volume increased by 29% year-over-year, from $98 billion in the third quarter of 2025 to $126 billion for the quarter ended September 30, 2026.
Net Revenue of $176 million increased by $13 million, or 8%, year-over-year, primarily driven by higher volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services with minimal or no program management.
Gross Profit increased by 7% year-over-year to $122 million from $115 million in the third quarter of 2025. The increase in Gross Profit was largely driven by our TPV growth. Gross Margin was 69% in the third quarter of 2026.
Net Income of $115 million in the quarter, compared to a Net Loss of $4 million in the same period in the prior year, a year-over-year improvement of $119 million. This includes a $107 million discrete non-cash income tax benefit from the release of valuation allowances on certain deferred tax assets. Net income margin in the quarter was 66%, an increase of 68 percentage points versus last year, which includes the impact of the discrete income tax benefit.

Adjusted EBITDA was $39 million in the third quarter of 2026, an increase of $8 million year-over-year, or 28%. Adjusted EBITDA margin was 22% in the third quarter of 2026, an increase of 3 percentage points versus last year.
Financial Guidance
The following summarizes Marqeta's guidance for the fourth quarter of 2026 and full year of 2026:

	Fourth Quarter 2026	Fiscal Year 2026
Net Revenue Growth	3 - 5%	11 - 12%
Gross Profit Growth	5 - 7%	11 - 12%
Adjusted EBITDA Growth (1)	Mid 20s	Low-to-Mid 30s
(1) Adjusted EBITDA Growth represents the year-over-year percentage change in Adjusted EBITDA. See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 17, 2026, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13762621.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s profitability; statements regarding Marqeta’s customers, their growth, and their plans to onboard Marqeta's offerings; statements regarding Marqeta's new collaborations, product introductions, and product capabilities, and the benefits those collaborations, products, or capabilities may have for customers; statements regarding Marqeta's ability to enable growth for its customers; statements regarding the impact of income tax benefits or liabilities; and statements made by Marqeta’s Chief Executive Officer. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the risk that Marqeta is unable to maintain profitability; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solutions will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify, close and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition, to businesses and related operations; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; the risk of changes to Marqeta's expectations regarding income tax liabilities, including any changes regarding foreign taxes, realizability of deferred tax assets, valuation allowances, and the adequacy of reserves; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition, and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.

The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services, and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta (NASDAQ: MQ) enables payments innovation through its enterprise-grade modern card issuing platform. Spanning debit and credit offerings for both consumer and commercial, it provides card issuing and processing, credit services, accounts and money movement, risk and fraud, and user experience capabilities. The Company’s solutions and expertise provide customers with greater control and agility in issuing payment credentials and allow them to build and embed financial services into their branded experience. With compliance and security built-in, Marqeta’s end-to-end configurable platform is proven at scale, processing nearly $400 billion in annual payments volume in 2025 and certified to operate in more than 40 countries. To learn more, visit www.marqeta.com.
Marqeta® is a registered trademark of Marqeta, Inc.

IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$176,179	$163,306	$517,972	$452,771
Costs of revenue	54,079	48,749	156,407	135,474
Gross profit	122,100	114,557	361,565	317,297
Operating expenses:
Compensation and benefits	77,316	84,871	233,596	252,330
Technology	18,028	16,942	54,511	47,855
Depreciation and amortization	10,247	7,019	28,797	19,003
Professional services	4,124	5,518	14,375	15,432
Occupancy	1,096	1,058	2,815	2,818
Marketing and advertising	972	895	3,364	2,075
Other operating expenses	4,042	8,624	12,102	15,920
Total operating expenses	115,825	124,927	349,560	355,433
Income (loss) from operations	6,275	(10,370)	12,005	(38,136)
Other income, net	4,774	7,244	15,143	26,544
Income (loss) before income tax (benefit) expense	11,049	(3,126)	27,148	(11,592)
Income tax (benefit) expense	(104,393)	498	(103,695)	939
Net income (loss)	$115,442	$(3,624)	$130,843	$(12,531)

Net income (loss) per share attributable to Class A and Class B common stockholders (1)
Basic	$1.11	$(0.03)	$1.24	$(0.11)
Diluted	$1.09	$(0.03)	$1.22	$(0.11)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders (1)
Basic	104,240	112,179	105,608	117,573
Diluted	105,777	112,179	106,978	117,573

(1) Reflects the one-for-four reverse stock split that became effective on June 30, 2026. All historical share and per-share amounts have been retroactively adjusted to reflect the reverse stock split. As a result, weighted-average shares outstanding decreased by a factor of four, and net income (loss) per share increased by a factor of four for all prior periods presented.

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$697,464	$709,443
Restricted cash	265,445	307,593
Short-term investments	711	62,483
Accounts receivable, net	40,432	41,422
Network incentives receivable	49,947	61,059
Settlements receivable, net	23,526	18,037
Prepaid expenses and other current assets	30,664	35,278
Total current assets	1,108,189	1,235,315
Property and equipment, net	69,616	59,910
Operating lease right-of-use assets, net	6,116	8,275
Intangible assets, net	43,468	51,388
Goodwill	153,602	154,706
Other assets	120,851	15,439
Total assets	$1,501,842	$1,525,033
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,233	$1,847
Revenue share payable	217,038	224,526
Funds payable and amounts due to customers	265,344	306,891
Accrued expenses and other current liabilities	167,669	215,793
Total current liabilities	651,284	749,057
Operating lease liabilities, net of current portion	3,478	5,535
Other liabilities	10,411	8,484
Total liabilities	665,173	763,076
Stockholders' equity: (1)
Common stock	10	11
Additional paid-in capital	1,518,704	1,572,270
Accumulated other comprehensive (loss) income	(1,055)	1,509
Accumulated deficit	(680,990)	(811,833)
Total stockholders’ equity	836,669	761,957
Total liabilities and stockholders' equity	$1,501,842	$1,525,033
(1) Reflects the one-for-four reverse stock split that became effective on June 30, 2026, which has been applied retrospectively to all prior periods presented. The reverse stock split did not change the par value per share of the Company’s common stock. As a result, the aggregate par value of outstanding common stock was reduced proportionately, with a corresponding increase to additional paid-in capital. Total stockholders’ equity remained unchanged.

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$130,843	$(12,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Benefit of deferred income taxes, net	(104,289)	—
Share-based compensation expense	63,839	78,689
Depreciation and amortization	28,797	19,003
Non-cash operating leases expense	2,159	1,727
Accretion of discount on short-term investments	(46)	(691)
Other	1,530	5,365
Changes in operating assets and liabilities:
Accounts receivable	(342)	(3,834)
Network incentives receivable	11,112	18,011
Settlements receivable	(5,489)	587
Prepaid expenses and other assets	5,155	(2,743)
Accounts payable	65	(125)
Revenue share payable	(7,488)	11,575
Accrued expenses and other liabilities	(37,254)	(2,358)
Operating lease liabilities	(2,436)	(3,374)
Net cash provided by operating activities	86,156	109,301
Cash flows from investing activities:
Maturities of short-term investments	61,656	100,160
Capitalization of internal-use software	(24,586)	(21,470)
Purchases of property and equipment	(1,812)	(1,992)
Cash paid for business combination, net of cash acquired	—	(44,608)
Restricted cash acquired in business combination	—	229,650
Purchases of short-term investments	—	(3,501)
Net cash provided by investing activities	35,258	258,239
Cash flows from financing activities:
Repurchase of common stock	(105,123)	(294,788)
Change in funds payable and amounts due to customers	(41,547)	4,263
Taxes paid related to net share settlement of restricted stock units	(23,605)	(28,493)
Payment of acquisition-related contingent and holdback considerations	(4,972)	—
Proceeds from shares issued in connection with employee stock purchase plan	855	994
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	51	1,630
Net cash used in financing activities	(174,341)	(316,394)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(52,927)	51,146
Cash, cash equivalents, and restricted cash- Beginning of period	1,017,931	931,516
Cash, cash equivalents, and restricted cash - End of period	$965,004	$982,662

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	Third Quarter 2026	Second Quarter 2026	First Quarter 2026	Fourth Quarter 2025	Third Quarter 2025	Year over Year Change Q3'26 vs Q3'25
Operating performance:
Net Revenue	$176,179	$175,995	$165,798	$172,113	$163,306	8%
Costs of Revenue	54,079	54,122	48,206	52,138	48,749	11%
Gross Profit	122,100	121,873	117,592	119,975	114,557	7%
Gross Margin	69%	69%	71%	70%	70%	(1) ppt
Operating Expenses:
Compensation and benefits	77,316	78,262	78,018	88,089	84,871	(9%)
Technology	18,028	18,393	18,090	17,150	16,942	6%
Depreciation and amortization	10,247	9,696	8,854	8,160	7,019	46%
Professional services	4,124	5,620	4,631	6,447	5,518	(25%)
Marketing and advertising	972	1,232	1,160	2,998	895	9%
Occupancy	1,096	540	1,179	948	1,058	4%
Other operating expenses	4,042	4,494	3,566	4,477	8,624	(53%)
Total Operating Expenses	115,825	118,237	115,498	128,269	124,927	(7%)
Income (loss) from Operations	6,275	3,636	2,094	(8,294)	(10,370)	nm
Other income, net	4,774	4,436	5,933	6,557	7,244	(34%)
Income (Loss) before income tax (benefit) expense	11,049	8,072	8,027	(1,737)	(3,126)	nm
Income tax (benefit) expense	(104,393)	505	193	(343)	498	nm
Net Income (Loss)	$115,442	$7,567	$7,834	$(1,394)	$(3,624)	nm
Income (Loss) per share - basic (2)	$1.11	$0.07	$0.07	$(0.01)	$(0.03)	nm
Income (Loss) per share - diluted(2)	$1.09	$0.07	$0.07	$(0.01)	$(0.03)	nm
TPV (in millions)	$126,493	$120,423	$112,360	$108,694	$97,962	29%
Adjusted EBITDA	$38,772	$37,420	$33,338	$30,677	$30,312	28%
Adjusted EBITDA margin	22%	21%	20%	18%	19%	3 ppts
Financial condition:
Cash and cash equivalents	$697,464	$691,418	$674,790	$709,443	$747,248	(7%)
Restricted cash (1)	$267,540	$262,648	$281,292	$308,488	$235,413	14%
Short-term investments	$711	$9,478	$37,267	$62,483	$83,212	nm
Total assets	$1,501,842	$1,392,226	$1,476,713	$1,525,033	$1,488,430	1%
Total liabilities	$665,173	$676,669	$734,431	$763,076	$649,201	2%
Stockholders' equity	$836,669	$715,557	$742,282	$761,957	$839,229	—%
(1) Restricted cash consists primarily of customer funds held by TransactPay in segregated accounts in connection with its program management activities for card and e-money wallet programs.
(2) Reflects the one-for-four reverse stock split that was effective June 30, 2026, which has been applied retrospectively to all prior periods presented.
ppt(s) = percentage point(s)
nm - not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses as supplemental measures of the Company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted, as applicable, to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which primarily consists of interest income from our short-term investments and cash deposits, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. Adjusted EBITDA Margin based on Gross Profit is calculated as Adjusted EBITDA divided by Gross Profit, and Net Income (Loss) Margin based on Gross Profit is calculated as Net Income (Loss) divided by Gross Profit. Adjusted EBITDA growth represents the year-over-year percentage change in Adjusted EBITDA. These measures are used by management and our board of directors to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted, as applicable, to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; and acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Adjusted operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the Company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Revenue	$176,179	$163,306	$517,972	$452,771
Gross Profit	$122,100	$114,557	$361,565	$317,297
Net Income (Loss)	$115,442	$(3,624)	$130,843	$(12,531)
Net Income (Loss) Margin - % of Net Revenue	66%	(2%)	25%	(3%)
Net Income (Loss) Margin - % of Gross Profit	95%	(3%)	36%	(4%)
Total Operating Expenses	$115,825	$124,927	$349,560	$355,433

Net Income (Loss)	$115,442	$(3,624)	$130,843	$(12,531)
Share-based compensation expense	21,465	25,704	63,839	78,689
Depreciation and amortization expense	10,247	7,019	28,797	19,003
Payroll tax expense related to share-based compensation	389	583	1,853	2,150
Acquisition-related expenses(1)	317	1,828	1,409	7,315
Restructuring and other one-time costs(2)	79	1,251	1,628	5,582
Non-recurring litigation expense(3)	—	4,297	—	4,297
Other income, net	(4,774)	(7,244)	(15,143)	(26,544)
Income tax (benefit) expense(4)	(104,393)	498	(103,695)	939
Adjusted EBITDA	$38,772	$30,312	$109,531	$78,900
Adjusted EBITDA Margin - % of Net Revenue	22%	19%	21%	17%
Adjusted EBITDA Margin - % of Gross Profit	32%	26%	30%	25%

Total Operating Expenses	$115,825	$124,927	$349,560	$355,433
Share-based compensation expense	(21,465)	(25,704)	(63,839)	(78,689)
Depreciation and amortization expense	(10,247)	(7,019)	(28,797)	(19,003)
Payroll tax expense related to share-based compensation	(389)	(583)	(1,853)	(2,150)
Acquisition-related expenses(1)	(317)	(1,828)	(1,409)	(7,315)
Restructuring and other one-time costs(2)	(79)	(1,251)	(1,628)	(5,582)
Non-recurring litigation expense(3)	—	(4,297)	—	(4,297)
Adjusted Operating Expenses	$83,328	$84,245	$252,034	$238,397
(1) Acquisition-related expenses, including transaction costs, integration costs, and cash and non-cash postcombination compensation expenses, are excluded from Adjusted EBITDA. These expenses are specific to a discrete transaction and do not reflect our ongoing core operations or the recurring expenses required to sustain and operate our business.
(2) Restructuring and other one-time costs include the costs related to the CEO transition and one-time retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
(3) Non-recurring litigation expense includes a legal contingency expense related to the Securities Actions recorded during the three and nine months ended September 30, 2025.
(4) The income tax benefit recorded during the three and nine months ended September 30, 2026 was primarily due to the release of valuation allowances related to U.S. federal and certain states' deferred tax assets, partially offset by the income tax expense from current period activity.

A reconciliation of Adjusted EBITDA Growth to the comparable GAAP measure for the fourth quarter and full year of 2026 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.